Exhibit 99.1

QuinStreet Reports Financial Results for Third Quarter Fiscal Year 2015

FOSTER CITY, CA – MAY 5, 2015 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing online, today announced financial results for the third quarter ended March 31, 2015.

For the third quarter, the Company reported total revenue of $75.3 million, an increase of 5% compared to the same quarter last year. Adjusted EBITDA for the quarter was $4.3 million, or 6% of revenue. Revenue and adjusted EBITDA were positively impacted by $1.6 million and $1.3 million respectively, due to recognition of revenue previously deferred in the September quarter.

Adjusted net income for the third quarter was $1.4 million, or $0.03 per share, and GAAP net loss was $3.2 million, or ($0.07) per share. Adjusted net income excludes stock-based compensation expense and amortization of intangible assets, net of estimated tax.

The Company generated $2.4 million in normalized free cash flow in the quarter and closed the third quarter with $114 million in cash and marketable securities and $50 million in net cash.

“We continue to see improving results from strong execution of our strategies to roll out next-generation products and technologies and to diversify media and markets,” commented Doug Valenti, QuinStreet CEO. “Revenue from new products and markets in the Education client vertical grew strongly in the quarter, offsetting declines in traditional lead generation products to U.S. for-profit colleges. As a result, Education revenue was flat in the quarter — our best year-over-year performance in that client vertical in over three years. Revenue from our auto insurance business increased 25% year-over-year, driven by the continued adoption and ramp of the new products launched last year. We continue to be cash flow positive, and our balance sheet remains strong.

“Revenue in the June quarter is expected to be up again, with growth estimated to be approximately 5% year-over-year. Adjusted EBITDA margin is expected to be in the low single digits, as we continue to invest in growth initiatives. The initiatives are providing us with a fundamentally improved business base and roadmap that we expect to result in long-term growth and margin re-expansion,” concluded Valenti.

Reconciliations of adjusted net income to net loss, adjusted EBITDA to net loss and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial (888) 539.3696 for the U.S. and Canada or +1 (719) 325.2429 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on May 5, 2015 by dialing (888) 203.1112 in the U.S. and Canada or +1 (719) 457.0820 for international callers, using passcode 1005370#. This press release and the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net loss less benefit from (provision for) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net, impairment of goodwill, and restructuring. The term “adjusted net income” refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, restructuring expense, impairment of goodwill and tax valuation allowance, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities net of estimated taxes related to impairment of goodwill, tax valuation allowance and the impact from excess tax benefits from stock-based compensation. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, impairment of goodwill and tax valuation allowance). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including but not limited to enforcement activities of the Department of Education; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

The Blueshirt Group for QuinStreet

Erica Abrams

(415) 297-5864

erica@blueshirtgroup.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$114,100	$84,177
Marketable securities	—	38,630
Accounts receivable, net	44,961	41,979
Deferred tax assets	223	223
Prepaid expenses and other assets	11,989	11,647

Total current assets	171,273	176,656
Property and equipment, net	8,811	11,126
Goodwill	55,451	55,451
Other intangible assets, net	21,444	31,441
Deferred tax assets, noncurrent	1,710	1,712
Other assets, noncurrent	523	457

Total assets	$259,212	$276,843

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,823	$19,517
Accrued liabilities	28,948	27,854
Deferred revenue	1,356	1,175
Debt	19,713	17,698

Total current liabilities	70,840	66,244
Debt, noncurrent	44,848	59,565
Other liabilities, noncurrent	5,567	5,883

Total liabilities	121,255	131,692

Stockholders’ equity
Common stock	44	44
Additional paid-in capital	247,105	239,558
Accumulated other comprehensive loss	(815)	(1,054)
Accumulated deficit	(108,377)	(93,397)

Total stockholders’ equity	137,957	145,151

Total liabilities and stockholders’ equity	$259,212	$276,843

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net revenue	$75,345	$71,888	$211,228	$214,994
Cost of revenue (1)	65,192	61,646	188,996	181,354

Gross profit	10,153	10,242	22,232	33,640
Operating expenses: (1)
Product development	4,653	4,859	13,853	14,794
Sales and marketing	3,881	3,881	10,905	11,696
General and administrative	4,300	4,284	12,994	12,829

Operating loss	(2,681)	(2,782)	(15,520)	(5,679)
Interest income	7	30	61	84
Interest expense	(760)	(911)	(2,726)	(2,913)
Other income (expense), net	40	(3)	3,001	(51)

Loss before income taxes	(3,394)	(3,666)	(15,184)	(8,559)
Benefit from (provision for) taxes	178	993	204	(39,082)

Net loss	$(3,216)	$(2,673)	$(14,980)	$(47,641)

Net loss per share
Basic	$(0.07)	$(0.06)	$(0.34)	$(1.10)

Diluted	$(0.07)	$(0.06)	$(0.34)	$(1.10)

Weighted average shares used in computing net loss per share
Basic	44,522	43,567	44,409	43,422
Diluted	44,522	43,567	44,409	43,422
(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$863	$595	$2,292	$2,190
Product development	542	551	1,731	1,893
Sales and marketing	600	827	1,626	2,195
General and administrative	576	477	1,733	1,833

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Cash Flows from Operating Activities
Net loss	$(3,216)	$(2,673)	$(14,980)	$(47,641)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,370	6,611	14,778	19,955
Net realized loss from sale of marketable securities	32	—	32	—
Provision for sales returns and doubtful accounts receivable	(412)	(181)	58	(424)
Write-off of bank loan upfront fees	—	—	328	—
Stock-based compensation	2,581	2,450	7,382	8,111
Excess tax benefits from stock-based compensation	51	(85)	—	(394)
Gain on sale of domain names	(173)	—	(3,331)	—
Other adjustments, net	29	23	128	150
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(3,434)	(6,760)	(3,040)	(3,198)
Prepaid expenses and other assets	(365)	(2,831)	(734)	(3,403)
Deferred taxes	—	1,545	2	41,938
Accounts payable	(836)	1,064	2,128	868
Accrued liabilities	5,595	4,030	2,146	(1,831)
Deferred revenue	3	(8)	181	(646)
Other liabilities, noncurrent	(63)	(154)	(316)	(524)

Net cash provided by operating activities	4,162	3,031	4,762	12,961

Cash Flows from Investing Activities
Capital expenditures	(344)	(500)	(2,629)	(4,679)
Business acquisition	—	—	—	(875)
Other intangibles	—	(123)	—	(2,815)
Internal software development costs	(495)	(697)	(1,428)	(1,901)
Purchases of marketable securities	—	(13,565)	(16,600)	(36,390)
Proceeds from sales and maturities of marketable securities	27,990	14,475	55,277	35,820
Proceeds from sale of domain names	188	—	3,346	—
Proceeds from sale of property and equipment	—	—	10	—

Net cash provided by (used in) investing activities	27,339	(410)	37,976	(10,840)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	—	332	1,300	2,259
Principal payments on bank debt	(5,000)	(3,750)	(12,500)	(8,750)
Payment of bank loan upfront fees	—	—	(272)	—
Principal payments on acquisition-related notes payable	—	(362)	(444)	(2,599)
Excess tax benefits from stock-based compensation	(51)	85	—	394
Withholding taxes related to restricted stock net share settlement	(284)	(432)	(910)	(1,760)

Net cash used in financing activities	(5,335)	(4,127)	(12,826)	(10,456)

Effect of exchange rate changes on cash and cash equivalents	(6)	2	11	(39)
Net increase (decrease) in cash and cash equivalents	26,160	(1,504)	29,923	(8,374)
Cash and cash equivalents at beginning of period	87,940	83,247	84,177	90,117

Cash and cash equivalents at end of period	$114,100	$81,743	$114,100	$81,743

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net loss	$(3,216)	$(2,673)	$(14,980)	$(47,641)
Amortization of intangible assets	2,879	4,954	9,955	15,111
Stock-based compensation	2,581	2,450	7,382	8,111
Restructuring	—	—	439	—
Tax valuation allowance	—	1,150	—	41,361
Tax impact after non-GAAP items	(808)	(3,913)	(1,009)	(7,621)

Adjusted net income	$1,436	$1,968	$1,787	$9,321

Adjusted diluted net income per share	$0.03	$0.04	$0.04	$0.21

Weighted average shares used in computing adjusted diluted net income per share	45,137	43,911	44,626	44,095

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net loss	$(3,216)	$(2,673)	$(14,980)	$(47,641)
Interest and other expense (income), net	713	884	(336)	2,880
(Benefit from) provision for taxes	(178)	(993)	(204)	39,082
Depreciation and amortization	4,370	6,611	14,778	19,955
Stock-based compensation	2,581	2,450	7,382	8,111
Restructuring	—	—	439	—

Adjusted EBITDA	$4,270	$6,279	$7,079	$22,387

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$4,162	$3,031	$4,762	$12,961
Capital expenditures	(344)	(500)	(2,629)	(4,679)
Internal software development costs	(495)	(697)	(1,428)	(1,901)

Free cash flow	$3,323	$1,834	$705	$6,381

Changes in operating assets and liabilities, less excess tax benefits from stock-based compensation	(951)	3,199	(367)	6,957

Normalized free cash flow	$2,372	$5,033	$338	$13,338